Exhibit 10.3

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TENTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS TENTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 2nd day of June, 2010, by and between Silicon Valley Bank (“Bank”) and Exelixis, Inc., a Delaware corporation (“Borrower”), whose address is 170 Harbor Way, South San Francisco, California 94083.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of May 22, 2002 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement and Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions, and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Term Loan. A new Section 2.1.5 is hereby added to the Loan Agreement as follows:

“2.1.5 Term Loan

(a) Availability. Bank shall make one (1) term loan available to Borrower in an amount equal to the Term Loan Amount on the Tenth Amendment Effective Date subject to the satisfaction of the terms and conditions of this Agreement.

(b) Repayment. Borrower shall repay the Term Loan in one (1) balloon principal payment representing 100% of the principal on the Term Loan Maturity Date.

Borrower’s final Term Loan payment, due on the Term Loan Maturity Date, shall include the entire principal balance and accrued and unpaid interest. Once repaid, the Term Loan may not be reborrowed.

(c) Interest. The principal amount outstanding under the Term Loan shall accrue interest at 1.00% per annum, which interest shall be due and payable monthly. Any amounts outstanding under the Term Loan during the continuance of an Event of Default shall, at the election of Bank, bear interest at a per annum rate equal to 6.00%. Borrower shall pay accrued interest on the last Business Day of the month following the Term Loan Funding Date (or commencing on the Term Loan Funding Date, if the Term Loan Funding Date is the last Business Day of the month) and continuing thereafter on the last Business Day of each calendar month to and including the Term Loan Maturity Date.

(d) Prepayment. At Borrower’s option, Borrower shall have the option to prepay all, but not less than all, of the Term Loan Amount advanced by Bank under this Agreement, provided Borrower provides written notice to Bank of its election to prepay the Term Loan at least thirty (30) days prior to such prepayment. In the event of the termination of this Agreement or repayment of the Term Loan at any time prior to the Term Loan Maturity Date, for any reason, including (a) prepayment upon the election of Borrower in accordance with the foregoing sentence, (b) termination upon the election of Bank to terminate after the occurrence and during the continuation of an Event of Default, (c) sale of the Collateral in Insolvency Proceedings, (d) foreclosure and sale of Collateral, or (e) the restructuring, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in Insolvency Proceedings, Borrower shall pay, in cash (i) all unpaid accrued interest thereon that is due through the date of such prepayment; (ii) the entire principal balance and interest thereon (based on an interest rate of 1.00% per annum) that would otherwise be due after such prepayment date (as if the Term Loan would have been prepaid on the Term Loan Maturity Date); and (iii) all other sums, including Bank Expenses, if any, that have become due and payable hereunder with respect to the Term Loan.”

2.2 Sections 3.2(a), (b) and (c) of the Loan Agreement are hereby amended as follows:

“(a) In the case of any Equipment Advance, Bank shall have received any Loan Payment/Advance Request Form and any Loan Supplement.

(b) The representations and warranties in Section 5 shall be true in all material respects on the date of the Loan Payment/Advance Form and the Loan Supplement (in the case of any Equipment Advance), and on the effective date of each Credit Extension, and no Event of Default may have occurred and be continuing, or result from such Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties of Section 5 remain true in all material respects.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c) Borrower shall have opened its primary operating accounts with Bank and shall have opened a segregated investment account with Bank’s Investment Products and Services Division, which shall have, or immediately upon funding of the requested Credit Extension(s) hereunder will have, a principal balance in an amount at all times equal to not less than 100% of the principal portion of the Obligations plus the requested Credit Extension(s).”

2.3 Cash Collateral. A new Section 6.4(e) is hereby added to the Loan Agreement immediately after the existing Section 6.4(d) as follows:

“(e) Borrower will at all times maintain on deposit in a non-interest bearing demand deposit account(s) with Bank or one of Bank’s Affiliates (and Bank or Bank’s Affiliates, as the case may be, will only allocate such deposits to a non-interest bearing certificate deposit account) a compensating balance, which constitutes support for the Obligations, with a principal balance in a value equal to at least 100% of the outstanding principal balance of the Obligations under Section 2.1.5. In the event that Borrower withdraws funds from such account(s) and, as a result, the compensating balance falls below a value equal to at least 100% of the outstanding principal balance of the Obligations under Section 2.1.5, then Borrower shall be in violation of this Section 6.4(e).”

2.4 The last parenthetical clause in Section 6.4(a), Section 6.4(b), and Section 6.4(c) is hereby deleted in its entirety.

2.5 Section 8.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“8.1 Payment Default

Borrower fails to pay any of the Obligation within three Business Days after their due date (which three Business Day cure period shall not apply to payments due on any Maturity Date (with respect to any Equipment Advance) or the Term Loan Maturity Date (with respect to the Term Loan)). During the three-Business Day period, the failure to cure the default is not itself an Event of Default (but Bank shall have no obligation to make a Credit Extension during the three-Business Day period).”

2.6 Amended Definition. The following defined term under Section 13 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Credit Extension” is each Equipment Advance, the Term Loan, or any other extension of credit made by Bank to Borrower or for Borrower’s benefit.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Funding Date” is a date on which an Equipment Advance is made or the Term Loan is funded to or on account of Borrower.

2.7 New Definitions. The following new defined terms are added to Section 13 of the Loan Agreement in alphabetical order:

“Tenth Amendment Effective Date” means June 2, 2010.

“Term Loan” is a loan made by Bank pursuant to the terms of Section 2.1.5 hereof.

“Term Loan Amount” means Eighty Million Dollars ($80,000,000).

“Term Loan Funding Date” means the date the Term Loan is funded to Borrower.

“Term Loan Maturity Date” means the last Business Day in the eighty-fourth (84th) month following the Tenth Amendment Effective Date.

2.8 Exhibit A. Exhibit A attached to the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment, (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered by Borrower to Bank most recently prior to the execution of this Amendment remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Conditions Precedent. The effectiveness of this Amendment is expressly conditioned upon:

5.1 receipt by Bank of a fully executed copy of this Amendment executed by Bank and Borrower;

5.2 Bank confirming all deposit balances required in connection with the Loan Agreement;

5.3 Bank having a perfected first-priority security interest in each deposit and security account required to be maintained by Borrower in connection with the Loan Agreement; and

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.4 receipt by Bank of a fully executed copy of a Borrower’s Secretary certificate.

6. Good Faith Deposit. Borrower has paid to Bank a Good Faith Deposit of $100,000 (the “Good Faith Deposit”) to initiate Bank’s due diligence process. The Good Faith Deposit is refundable if the transactions contemplated hereunder are not approved by Bank, which approval is in the sole discretion of Bank. Otherwise, the Good Faith Deposit shall be applied to pay any Bank Expenses incurred by Bank in connection with this Amendment with any remaining amounts refunded to Borrower.

7. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8. Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		EXELIXIS, INC.

By:	/s/ Benjermin Colombo	By:	/s/ George Scangos
Name:	Benjermin Colombo	Name:	George Scangos
Title:	Senior Relationship Manager Life Science Practice	Title:	President and Chief Executive Officer

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following:

All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit and instruments held in the following segregated investment or deposit accounts with Bank or an affiliate of Bank, whether now owned or hereafter acquired, and all proceeds of any of the foregoing, and all of Borrower’s Books relating to the foregoing:

ACCOUNT # [ * ]

ACCOUNT # [ * ]

ACCOUNT # [ * ]

ACCOUNT # [ * ]

ACCOUNT # [ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.